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February 20, 1996



IDS Life Variable Annuity Fund A
  (Individual and Employer)
IDS Tower 10
Minneapolis, Minnesota  55440-0010

Gentlemen:

Reference is made to the Registration Statement on Form N-1 (File No. 2-29081) under the Securities Act of 1933 which became effective June 10, 1968, registering an indefinite number of shares of Capital Stock pursuant to Rule 24f-2 adopted under the Investment Company Act of 1940. In connection with the Rule 24f-2 Notification for the fiscal year ended December 31, 1995, I have made such examination of matter of fact and law as I have deemed appropriate, and am of the opinion that:

1) IDS Life Variable Annuity Fund A, is a validly organized and existing separate account of IDS Life Insurance Company under the laws of the State of Minnesota, with the power and authority to issue and sell the securities registered, and

2) The shares which were issued at not less than their par value and in accordance with applicable federal and state securities laws were legally issued, fully paid and non-assessable.

I hereby consent that the foregoing opinion may be used in connection with the Rule 24f-2 Notification.

Sincerely,



Mary Ellyn Minenko
Attorney at Law
Minneapolis, MN  55440-0010

MEM/NL/rdh